Exhibit 99.1

July 23, 2021

Qurate Retail, Inc. Announces Second Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Qurate Retail, Inc.’s (“Qurate Retail”) (Nasdaq: QRTEA, QRTEB, QRTEP) Chief Executive Officer, Mike George, and Executive Chairman, Greg Maffei, will host a conference call to discuss results for the second quarter of 2021 on Friday, August 6th at 8:30 a.m. (E.D.T.). Before the open of market trading that day, Qurate Retail will issue a press release reporting such results, which can be found at http://ir.qurateretail.com/pressreleases. The press release and conference call may discuss Qurate Retail’s financial performance and outlook, as well as other forward looking matters.

Please call GlobalMeet at (800) 289-0571 or +1 (323) 794-2093, passcode 1289616, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Qurate Retail website at www.qurateretail.com/events to register for the webcast. Links to the press release and replays of the call will also be available on the Qurate Retail website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Qurate Retail, Inc.

Qurate Retail, Inc. is a Fortune 500 company comprised of seven leading retail brands – QVC®, HSN®, Zulily®, Ballard Designs®, Frontgate®, Garnet Hill®, and Grandin Road® (collectively, “Qurate Retail GroupSM”). Globally, Qurate Retail Group is a world leader in video commerce, among the top 10 e-commerce retailers in North America (according to Digital Commerce 360), and a leader in mobile commerce and social commerce. The retailer reaches approximately 218 million homes worldwide via 14 television networks and reaches millions more via multiple streaming services, social pages, mobile apps, websites, print catalogs, and in-store destinations. Qurate Retail, Inc. also holds various minority interests and green energy investments.

Qurate Retail, Inc.
Courtnee Chun, 720-875-5420

Source: Qurate Retail, Inc.